Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST REPORTS FULL RESULTS FOR FIRST QUARTER OF FISCAL 2007
     FREMONT, Calif., Oct. 16, 2006 — Asyst Technologies, Inc. (NASDAQ: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today reported financial results for its fiscal first quarter ended June 30, 2006.
     Although Asyst previously reported sales and bookings for its first quarter on Aug. 3, 2006, the company was not able to provide additional results at that time pending completion of a Special Committee inquiry into its past stock option grants and practices. The company announced last week that the Special Committee had completed its inquiry, and on Oct. 13, 2006 the company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended Mar. 31, 2006, and its Form 10-Q for the quarter ended June 30, 2006.
     As previously announced, consolidated net sales for the quarter were $117 million, up from $110 million in the prior sequential quarter. Net sales of tool and fab automation products at ATI were $51 million, which compares with $46 million in the prior sequential quarter. Net sales of Automated Material Handling Systems (AMHS) at Asyst Shinko, Inc. (ASI) were $66 million, which compares with $64 million in the prior sequential quarter.
     Total bookings for the quarter were $173 million, up 12% from $154 million in the prior sequential quarter. Bookings at ATI were essentially flat with the prior sequential quarter at $55 million, but were up 72% from the same quarter a year ago. Bookings of two of the company’s key new products, the Spartan™ sorter and Spartan EFEM (Equipment Front-End Module), collectively doubled quarter-over-quarter. Bookings at ASI increased 19% to $118 million, driven by continued strength in 300mm AMHS systems. The company’s overall book-to-bill ratio was 1.48:1 and backlog as of the end of the quarter was approximately $213 million.
     For the fiscal first quarter, net loss according to GAAP was $(0.5) million, or $(0.01) per share, which compares with net income of $2.4 million, or $0.05 per share, in the prior sequential quarter. Net loss for the quarter included the impact of $1.8 million in restructuring charges related to the company’s facility consolidation. Non-GAAP net income, which excludes the restructuring charges, the net impact of intangibles amortization, stock-based compensation expense and certain other costs, was $4.5 million, or $0.09 per share, which compares with $5.2 million, or $0.11 per share for the prior sequential quarter. Both GAAP and non-GAAP net income did not reflect the impact of the company’s increased ownership in ASI, which became effective upon closing of the share purchase transaction on July 14, 2006.
     The company currently expects to report its results for the fiscal second quarter ended Sept. 30, 2006, on our about Nov. 9. The company provided the following guidance for the fiscal second quarter and subsequent periods:
•	Net sales for the fiscal second quarter are expected to be approximately $120 million. In the fiscal third quarter ended Dec. 31, 2006, the company currently expects net sales of approximately $125 to $135 million.

•	Consolidated gross margin for the fiscal second quarter is expected to be approximately 30%, which primarily reflects a higher mix of AMHS, as well as higher mix of certain lower gross margin AMHS projects. In subsequent quarters, the company expects project mix to improve as well as increasing benefit from AMHS cost reduction programs. The company’s near-term target consolidated gross margin remains in the range of 33% to 36%, with short-term variations possible based on the mix between AMHS (current target gross margins of 26% to 30%) and other tool and fab automation products (current target gross margins of 41% to 43%).

•	GAAP and non-GAAP net income will reflect the impact of the increased ownership in ASI as of July 14, 2006 to 95.1%, compared with 51% previously.

•	For the fiscal second quarter ended Sept. 30, 2006, GAAP net income is expected to be in the range of $1 million to $2 million, or $0.02 — $0.04 per share.

•	Non-GAAP net income for the fiscal second quarter is expected to be in the range of $7 million to $8 million, or $0.14 — $0.16 per share. In calculating non-GAAP net income, the company expects to exclude:
—	Approximately $2.8 million of accounting and legal fees and expenses resulting from the Special Committee inquiry, delayed filings, and related activity.

—	$1.7 million of intangibles amortization, net of taxes.

—	$1.4 million of stock option and stock compensation expense.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
Conference Call Details
A live webcast of the conference call to discuss the quarter’s results will take place this morning at 8:30 am Eastern Time. The webcast will be publicly available on Asyst’s website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the “webcast” link. The live conference call is available at (303) 262-2194. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst’s website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11073835 #. The audio instant replay is available from Oct. 16 at 10:30 am Eastern Time through Oct. 31 at 2:59 a.m. Eastern Time.
About Our Non-GAAP Operating Results and Adjustments
To supplement our consolidated financial results prepared under generally accepted accounting principles (“GAAP”), we use a non-GAAP measure of operating results that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Our non-GAAP net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. This measure is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income (loss) by adjusting GAAP net income (loss) for the impact of amortization of acquisition-related intangibles, restructuring and impairment charges, costs related to events outside the normal course of business, and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.

Forward Looking Statements
Except for statements of historical fact, the statements in this release are forward-looking. The forward-looking statements include statements regarding future financial results; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, and other reports filed with the Securities and Exchange Commission. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties whether the expected range of expense charges discussed above will change as Asyst finalizes and files its financial statements; uncertainties relating to the time needed to complete the financial review and preparation of financial statements by Asyst, and the time needed by our independent registered public accounting firm to complete its audit, review and other procedures relating to the financial statements; the outcome of the previously announced SEC and Department of Justice inquiries into our past stock option grants and practices; distraction of management’s attention from our operations as a result of past or future issues relating to past option grants; uncertainties arising from our inability to maintain effective internal control over financial reporting; whether we will be able to file timely our future SEC reports and associated risks of defaults under and acceleration of outstanding indebtedness, de-listing of our stock from the NASDAQ Global Market, and other adverse events if we are not able to make timely filings in the future; whether we will be able to comply with the covenants and other requirements of our outstanding indebtedness and uncertainties concerning our ability to refinance or amend our outstanding convertible subordinated notes due 2008 in relation to the maturity of our senior credit agreement, as described in our Form 10-K for the fiscal year ended March 31, 2006; the likelihood that fees and expenses associated with the special committee inquiry, governmental inquiries, NASDAQ hearing, accounting review, pending and potential lawsuits, or other matters arising from the company’s prior stock option practices are or will be material in any reporting period; requests by current or former officers and directors of the company for indemnification or advancement or reimbursement of fees and expenses; the impact of lawsuits or other proceedings initiated in relation to the matters discussed above or the company’s prior stock option grant practices; uncertainty that these or other matters could comprise a material weakness in the Company’s internal control over financial reporting, which could prevent the company from timely meeting its future reporting requirements or obligations to maintain effective internal control; distraction of management’s attention from our operations; volatility in our stock price pending resolution of or resulting from the matters discussed above; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues, margins and profits; failure to respond to rapid demand shifts; dependence on a few significant customers; the timing and scope of decisions by customers to transition and expand fabrication facilities; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, and other reports filed with the Securities and Exchange Commission.
“Asyst” and “Spartan” are registered trademarks of Asyst Technologies, Inc. “Asyst Shinko” is a trademark of Asyst Shinko, Inc. All Rights Reserved.

Contact:	John Swenson
Vice President, Investor Relations & Corporate Communications 510-661-5000
(Tables to Follow)

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30,	March 31,
	2006	2006
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$106,409	$109,926
Accounts receivable, net	154,928	141,453
Inventories	42,946	33,219
Prepaid expenses and other	25,377	26,831

Total current assets	329,660	311,429

LONG-TERM ASSETS:
Property and equipment, net	23,559	23,108
Goodwill	59,444	58,840
Intangible assets, net	16,008	19,334
Other assets	2,858	2,583

Total long-term assets	101,869	103,865

Total assets	$431,529	$415,294

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term loans and notes payable	$12,766	$1,443
Current portion of long-term debt and capital leases	1,041	1,368
Accounts payable	93,035	88,785
Accrued liabilities	66,019	62,902
Deferred revenue	5,204	5,335

Total current liabilities	178,065	159,833

LONG-TERM LIABILITIES:
Convertible notes	86,250	86,250
Long-term debt and capital leases, net of current portion	689	918
Deferred tax and other long-term liabilities	12,709	14,093

Total long-term liabilities	99,648	101,261

MINORITY INTEREST	64,293	66,521

SHAREHOLDERS’ EQUITY:	89,523	87,679

Total liabilities, minority interest and shareholders’ equity	$431,529	$415,294

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005
			(as restated)
NET SALES	$116,981	$110,351	$117,451
COST OF SALES	75,925	68,239	83,743

Gross profit	41,056	42,112	33,708

OPERATING EXPENSES:
Research and development	8,587	7,352	7,102
Selling, general and administrative	21,402	21,754	19,225
Amortization of acquired intangible assets	3,324	3,464	4,918
Restructuring charges (credits)	1,812	(1)	93

	35,125	32,569	31,338

Operating income	5,931	9,543	2,370

Other income (expense), net	(105)	14	(559)

Income (loss) before provision for income taxes and minority interest	5,826	9,557	1,811
PROVISION FOR INCOME TAXES	(4,322)	(2,636)	(3,101)
MINORITY INTEREST	(2,087)	(4,484)	(2,404)

NET INCOME (LOSS) PRIOR TO CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(583)	2,437	(3,694)
Cumulative effect of change in accounting principle	103	—	—

NET INCOME (LOSS)	$(480)	$2,437	$(3,694)

Basic net income (loss) per share
Prior to cumulative effect of change in accounting principle	$(0.01)	$0.05	$(0.08)
Cumulative effect of change in accounting principle	0.00	—	—

BASIC NET INCOME (LOSS) PER SHARE	$(0.01)	$0.05	$(0.08)

SHARES USED IN THE PER SHARE CALCULATION — BASIC	48,600	48,216	47,812

Diluted net income (loss) per share
Prior to cumulative effect of change in accounting principle	$(0.01)	$0.05	$(0.08)
Cumulative effect of change in accounting principle	0.00	—	—

DILUTED NET INCOME (LOSS) PER SHARE	$(0.01)	$0.05	$(0.08)

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	48,600	50,178	47,812

ASYST TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(Unaudited; in thousands, except per share data)

	Three Months Ended
	June 30, 2006		March 31, 2006	June 30, 2005
				(as restated)
GAAP net income (loss)	$(480)		$2,437	$(3,694)
Adjustments:
Stock based compensation expense	1,430		662	641
Amortization of intangible assets	3,324		3,464	4,918
Restructuring and impairment charges	1,812		179	95
Severance charges	317		—	—
Corporate facility relocation expense	—		340	—
Income tax benefit relating to amortization of intangible assets (1)	(1,091	)(1)	(1,068)	(1,630)
Minority interest relating to the ASI adjustments above (2)	(810	)(2)	(793)	(1,209)

Total adjustments	4,982		2,784	2,815

Non-GAAP net income (loss)	$4,502		$5,221	$(879)

Non-GAAP net income (loss) per basic share	$0.09		$0.11	$(0.02)

Non-GAAP net income (loss) per diluted share	$0.09		$0.10	$(0.02)

Weighted shares used in the per share calculation — basic	48,600		48,216	47,812

Weighted shares used in the per share calculation — diluted	49,691		50,178	47,812

(1)	Income tax adjustment relating to the amortization of intangibles attributable to ASI.

(2)	Reflects 49% minority interest adjustment relating to the net adjustments at ASI.
ASYST TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30, 2006
			Consolidated Under
	ATI	ASI	GAAP
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES	$50,703	$66,278	$116,981
COST OF SALES	29,369	46,556	75,925

Gross profit	21,334	19,722	41,056

OPERATING EXPENSES:
Research and development	5,791	2,796	8,587
Selling, general and administrative	15,385	6,017	21,402
Amortization of acquired intangible assets	580	2,744	3,324
Restructuring credits	1,812	—	1,812

Total operating expenses	23,568	11,557	35,125

Operating income (loss)	(2,234)	8,165	5,931

Other income (expense), net	365	(470)	(105)

Income (loss) before provision for income taxes and minority interest	(1,869)	7,695	5,826
PROVISION FOR INCOME TAXES	(317)	(4,005)	(4,322)
MINORITY INTEREST	(10)	(2,077)	(2,087)

NET INCOME (LOSS) PRIOR TO CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(2,196)	1,613	(583)
Cumulative effect of change in accounting principle	103	—	103

NET INCOME (LOSS)	$(2,093)	$1,613	$(480)

Basic net income (loss) per share
Prior to cumulative effect of change in accounting principle	$(0.04)	$0.03	$(0.01)
Cumulative effect of change in accounting principle	0.00	—	0.00

BASIC NET INCOME (LOSS) PER SHARE	$(0.04)	$0.03	$(0.01)

SHARES USED IN THE PER SHARE CALCULATION — BASIC	48,600	48,600	48,600

Diluted net income (loss) per share
Prior to cumulative effect of change in accounting principle	$(0.04)	$0.03	$(0.01)
Cumulative effect of change in accounting principle	0.00	—	0.00

DILUTED NET INCOME (LOSS) PER SHARE	$(0.04)	$0.03	$(0.01)

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	48,600	49,691	48,600